EXHIBIT 99.1

PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc.  ·  3505 W. Sam Houston Parkway N., Suite 400  ·  Houston, TX 77043  · 281-618-0400  ·  fax: 281-618-0505

For Immediate Release			17-017

Date: October 22, 2017	Contact:	Erik Staffeldt
Senior Vice President & CFO

Helix Reports Third Quarter 2017 Results

HOUSTON, TX - Helix Energy Solutions Group, Inc. (NYSE: HLX) reported net income of $2.3 million, or $0.02 per diluted share, for the third quarter of 2017 compared to net income of $11.5 million, or $0.10 per diluted share, for the same period in 2016 and a net loss of $6.4 million, or $(0.04) per diluted share, for the second quarter of 2017. The net loss for the nine months ended September 30, 2017 was $20.5 million, or $(0.14) per diluted share, compared to a net loss of $27.0 million, or $(0.25) per diluted share, for the nine months ended September 30, 2016. Helix reported Adjusted EBITDA1 of $30.5 million for the third quarter of 2017 compared to $46.7 million for the third quarter of 2016 and $29.7 million for the second quarter of 2017. Adjusted EBITDA for the nine months ended September 30, 2017 was $74.8 million compared to $62.7 million for the nine months ended September 30, 2016. The table below summarizes our results of operations:

Summary of Results

($ in thousands, except per share amounts, unaudited)

	Three Months Ended			Nine Months Ended
	9/30/2017	9/30/2016	6/30/2017	9/30/2017	9/30/2016

Revenues	$163,260	$161,245	$150,329	$418,117	$359,551

Gross Profit	$21,141	$40,184	$18,367	$38,683	$28,912
	13%	25%	12%	9%	8%

Net Income (Loss)	$2,290	$11,462	$(6,403)	$(20,528)	$(27,032)

Diluted Earnings (Loss) Per Share	$0.02	$0.10	$(0.04)	$(0.14)	$(0.25)

Adjusted EBITDA [1]	$30,452	$46,701	$29,727	$74,801	$62,655

Owen Kratz, President and Chief Executive Officer of Helix, stated, “Our third quarter results were negatively impacted by some operational downtime experienced by the Well Enhancer in the North Sea and some idle time on the Q5000 between projects. These negative impacts were partially offset by improvements in our Brazilian well intervention operations for the quarter with the Siem Helix 1 completing its first full quarter of operations. We continue to expand our operations in Brazil as the Siem Helix 2 is currently expected to commence commercial operations late in the fourth quarter.”

1 Adjusted EBITDA is a non-GAAP measure. See reconciliation below.

Segment Information, Operational and Financial Highlights

($ in thousands, unaudited)

	Three Months Ended
	9/30/2017	9/30/2016	6/30/2017
Revenues:
Well Intervention	$111,522	$108,287	$113,076
Robotics	47,049	48,897	33,061
Production Facilities	16,380	17,128	15,210
Intercompany Eliminations	(11,691)	(13,067)	(11,018)
Total	$163,260	$161,245	$150,329

Income (Loss) from Operations:
Well Intervention	$16,906	$24,413	$19,032
Robotics	(9,365)	(94)	(11,642)
Production Facilities	7,660	8,312	6,140
Corporate / Other	(10,633)	(10,288)	(8,701)
Intercompany Eliminations	199	(873)	221
Total	$4,767	$21,470	$5,050

Business Segment Results

•
Well Intervention revenues decreased $1.6 million, or 1%, in the third quarter of 2017 from the second quarter of 2017 primarily due to lower day rates in the Gulf of Mexico, offset in part by a full quarter of revenue in Brazil at higher rates than the second quarter. Overall Well Intervention vessel utilization decreased slightly to 88% in the third quarter of 2017 from 90% in the second quarter of 2017. In the North Sea, vessel utilization in the third quarter of 2017 decreased to 90% from 100% in the second quarter of 2017. The Well Enhancer utilization decreased to 84% in the third quarter of 2017 from 100% in the second quarter of 2017 primarily due to mechanical downtime. The Seawell utilization decreased to 97% in the third quarter of 2017 from 100% in the second quarter of 2017. Vessel utilization in the Gulf of Mexico increased to 80% from 77% in the second quarter of 2017. The Q4000 utilization increased to 86% in the third quarter of 2017 from 63% in the second quarter of 2017. The increase is attributable to 34 days of drydock in the second quarter of 2017, but was partially offset by idle time during the third quarter of 2017. The Q5000 utilization decreased to 75% in the third quarter of 2017 from 91% in the second quarter of 2017 due to idle days between projects during the third quarter of 2017. The Siem Helix 1 was utilized 96% in the third quarter of 2017 compared to 95% in the second quarter of 2017. The rental intervention riser system was idle during the third quarter of 2017.

•
Robotics revenues increased 42% in the third quarter of 2017 from the second quarter of 2017 primarily attributable to increased vessel days from our four chartered vessels as well as 34 additional spot vessel days quarter over quarter. Chartered vessel utilization increased to 80% in the third quarter of 2017 from 57% in the second quarter of 2017, and ROV asset utilization increased to 46% in the third quarter of 2017 from 42% in the second quarter of 2017.

•
Production Facilities revenues increased 8% in the third quarter of 2017 from the second quarter of 2017, primarily reflecting the HFRS at full rates during the third quarter of 2017 compared to reduced rates in the second quarter of 2017 as a result of the Q4000 dry-dock.

Other Expenses

•
Selling, general and administrative expenses were $16.4 million, 10.0% of revenue, in the third quarter of 2017 compared to $13.3 million, 8.9% of revenue, in the second quarter of 2017. The increase was primarily attributable to increased costs associated with our share-based compensation plans.

•
Net interest expense decreased to $3.6 million in the third quarter of 2017 from $6.6 million in the second quarter of 2017. In the second quarter of 2017, we recorded a $1.6 million charge to accelerate a pro-rata portion of the debt issuance costs associated with the amendment and restatement of our revolving credit facility. The remaining decrease was primarily attributable to reduced debt levels.

•
Other expense was $0.5 million in the third quarter of 2017 compared to other income of $0.5 million in the second quarter of 2017. The change was primarily driven by foreign currency transaction losses partially offset by gains from our foreign currency exchange contracts that are not designated as hedges.

Financial Condition and Liquidity

•
Cash and cash equivalents at September 30, 2017 was approximately $357 million. Consolidated long-term debt decreased to $504 million at September 30, 2017 from $515 million at June 30, 2017. Consolidated net debt at September 30, 2017 was $147 million. Net debt to book capitalization at September 30, 2017 was 9%. (Net debt and net debt to book capitalization are non-GAAP measures. See reconciliation below.)

•
We incurred capital expenditures (including capitalized interest) totaling $43 million in the third quarter of 2017 compared to $47 million in the second quarter of 2017 and $99 million in the third quarter of 2016. In addition, we incurred mobilization costs for the Siem Helix 2 of $14 million in the third quarter of 2017 and $10 million in the second quarter of 2017.

* * * * *

Conference Call Information

Further details are provided in the presentation for Helix’s quarterly conference call to review its third quarter 2017 results (see the “Investor Relations” page of Helix’s website, www.HelixESG.com). The call, scheduled for 9:00 a.m. Central Daylight Time Monday, October 23, 2017, will be audio webcast live from the “Investor Relations” page of Helix’s website. Investors and other interested parties wishing to listen to the conference via telephone may join the call by dialing 1-800-940-6895 for persons in the United States and 1-212-231-2900 for international participants. The passcode is “Staffeldt”. A replay of the conference call will be available under “Investor Relations” by selecting the “Audio Archives” link from the same page beginning approximately two hours after the completion of the conference call.

About Helix

Helix Energy Solutions Group, Inc., headquartered in Houston, Texas, is an international offshore energy services company that provides specialty services to the offshore energy industry, with a focus on well intervention and robotics operations. For more information about Helix, please visit our website at www.HelixESG.com.

Reconciliation of Non-GAAP Financial Measures

Management evaluates Company performance and financial condition using certain non-GAAP metrics, primarily EBITDA, Adjusted EBITDA, net debt and net debt to book capitalization. We define EBITDA as earnings before income taxes, net interest expense, gain or loss on early extinguishment of long-term debt, net other income or expense, and depreciation and amortization expense. To arrive at our measure of Adjusted EBITDA, we exclude gain or loss on disposition of assets. In addition, we include realized losses from the cash settlements of our ineffective foreign currency exchange contracts, which are excluded from EBITDA as a component of net other income or expense. Net debt is calculated as total long-term debt less cash and cash equivalents. Net debt to book capitalization is calculated by dividing net debt by the sum of net debt and shareholders’ equity. We use EBITDA to monitor and facilitate internal evaluation of the performance of our business operations, to facilitate external comparison of our business results to those of others in our industry, to analyze and evaluate financial strategic planning decisions regarding future investments and acquisitions, to plan and evaluate operating budgets, and in certain cases, to report our results to the holders of our debt as required by our debt covenants. We believe that our measure of EBITDA provides useful information to the public regarding our ability to service debt and fund capital expenditures and may help our investors understand our operating performance and compare our results to other companies that have different financing, capital and tax structures. Other companies may calculate their measures of EBITDA and Adjusted EBITDA differently from the way we do, which may limit their usefulness as comparative measures. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for, but instead are supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions that are excluded from these measures.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding our strategy; any statements regarding visibility and future utilization; any projections of financial items; any statements regarding future operations expenditures; any statements regarding the plans, strategies and objectives of management for future operations; any statements concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”), including the Company’s most recently filed Annual Report on Form 10-K and in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.

Social Media

From time to time we provide information about Helix on Twitter (@Helix_ESG) and LinkedIn (www.linkedin.com/company/helix-energy-solutions-group).

HELIX ENERGY SOLUTIONS GROUP, INC.

Comparative Condensed Consolidated Statements of Operations

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
(in thousands, except per share data)	2017	2016	2017	2016
	(unaudited)		(unaudited)

Net revenues	$163,260	$161,245	$418,117	$359,551
Cost of sales	142,119	121,061	379,434	330,639
Gross profit	21,141	40,184	38,683	28,912
Loss on disposition of assets, net	—	—	(39)	—
Selling, general and administrative expenses	(16,374)	(18,714)	(46,532)	(47,493)
Income (loss) from operations	4,767	21,470	(7,888)	(18,581)
Equity in losses of investment	(153)	(122)	(457)	(366)
Net interest expense	(3,615)	(6,843)	(15,480)	(25,007)
Gain (loss) on early extinguishment of long-term debt	—	244	(397)	546
Other income (expense), net	(551)	830	(619)	4,018
Other income (expense) - oil and gas	303	(468)	3,196	2,500
Income (loss) before income taxes	751	15,111	(21,645)	(36,890)
Income tax provision (benefit)	(1,539)	3,649	(1,117)	(9,858)
Net income (loss)	$2,290	$11,462	$(20,528)	$(27,032)

Earnings (loss) per share of common stock:
Basic	$0.02	$0.10	$(0.14)	$(0.25)
Diluted	$0.02	$0.10	$(0.14)	$(0.25)

Weighted average common shares outstanding:
Basic	145,958	113,680	145,057	109,135
Diluted	145,958	113,680	145,057	109,135

Comparative Condensed Consolidated Balance Sheets

ASSETS			LIABILITIES & SHAREHOLDERS' EQUITY
(in thousands)	Sep. 30, 2017	Dec. 31, 2016	(in thousands)	Sep. 30, 2017	Dec. 31, 2016
	(unaudited)			(unaudited)
Current Assets:			Current Liabilities:
Cash and cash equivalents (1)	$356,889	$356,647	Accounts payable	$91,412	$60,210
Accounts receivable, net	136,296	112,153	Accrued liabilities	60,761	58,614
Current deferred tax assets (2)	—	16,594	Income tax payable	1,756	—
Other current assets	38,172	37,388	Current maturities of long-term debt (1)	108,611	67,571
Total Current Assets	531,357	522,782	Total Current Liabilities	262,540	186,395

			Long-term debt (1)	395,345	558,396
			Deferred tax liabilities (2)	154,158	167,351
Property & equipment, net	1,734,159	1,651,610	Other non-current liabilities	42,736	52,985
Other assets, net	100,974	72,549	Shareholders' equity (1)	1,511,711	1,281,814
Total Assets	$2,366,490	$2,246,941	Total Liabilities & Equity	$2,366,490	$2,246,941

(1)
Net debt to book capitalization - 9% at September 30, 2017. Calculated as net debt (total long-term debt less cash and cash equivalents - $147,067) divided by the sum of net debt and shareholders' equity ($1,658,778).

(2)
We elected to prospectively adopt the new FASB guidance with respect to balance sheet classification of deferred taxes in the first quarter of 2017. As a result, deferred tax liabilities at September 30, 2017 were presented net of current deferred tax assets.

Helix Energy Solutions Group, Inc.
Reconciliation of Non-GAAP Measures

Earnings Release:

Reconciliation from Net Income (Loss) to Adjusted EBITDA:

	Three Months Ended			Nine Months Ended
	9/30/2017	9/30/2016	6/30/2017	9/30/2017	9/30/2016
	(in thousands)

Net income (loss)	$2,290	$11,462	$(6,403)	$(20,528)	$(27,032)
Adjustments:
Income tax provision (benefit)	(1,539)	3,649	5,023	(1,117)	(9,858)
Net interest expense	3,615	6,843	6,639	15,480	25,007
(Gain) loss on early extinguishment of long-term debt	—	(244)	397	397	(546)
Other (income) expense, net	551	(830)	(467)	619	(4,018)
Depreciation and amortization	26,293	27,607	25,519	82,670	84,846
EBITDA	31,210	48,487	30,708	77,521	68,399

Adjustments:
Loss on disposition of assets, net	—	—	—	39	—
Realized losses from cash settlements of ineffective foreign currency exchange contracts	(758)	(1,786)	(981)	(2,759)	(5,744)
Adjusted EBITDA	$30,452	$46,701	$29,727	$74,801	$62,655

We define EBITDA as earnings before income taxes, net interest expense, gain or loss on early extinguishment of long-term debt, net other income or expense, and depreciation and amortization expense. To arrive at our measure of Adjusted EBITDA, we exclude gain or loss on disposition of assets. In addition, we include realized losses from the cash settlements of our ineffective foreign currency exchange contracts, which are excluded from EBITDA as a component of net other income or expense. We use EBITDA to monitor and facilitate internal evaluation of the performance of our business operations, to facilitate external comparison of our business results to those of others in our industry, to analyze and evaluate financial strategic planning decisions regarding future investments and acquisitions, to plan and evaluate operating budgets, and in certain cases, to report our results to the holders of our debt as required by our debt covenants. We believe that our measure of EBITDA provides useful information to the public regarding our ability to service debt and fund capital expenditures and may help our investors understand our operating performance and compare our results to other companies that have different financing, capital and tax structures. Other companies may calculate their measures of EBITDA and Adjusted EBITDA differently from the way we do, which may limit their usefulness as comparative measures. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for, but instead are supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions that are excluded from these measures.